Enovis Announces Second Quarter 2026 Results

•Second-quarter sales growth of 3% on a reported basis, 5% organic

•Second-quarter Reconstructive sales growth of 8% on a reported basis, 6% organic

•Reaffirmed full-year 2026 guidance for revenue, adjusted EBITDA, adjusted EPS, and Free Cash Flow Conversion

Dallas, TX, August 6, 2026 (GLOBE NEWSWIRE)—Enovis™ Corporation (“Enovis” or “the Company”) (NYSE: ENOV), an innovation-driven medical technology growth company, today announced its financial results for the second quarter ended July 3, 2026. The Company will host an investor conference call and live webcast to discuss these results today at 8:30 am ET.

Second Quarter 2026 Financial Results

Enovis’ second-quarter net sales of $583 million grew 3% on a reported basis and 5% on an organic basis from the same quarter in 2025. Second quarter results reflect continued execution in P&R and Recon and encouraging momentum in new product introductions. Compared to the same quarter in 2025, net sales in Recon grew 8% on a reported basis and 6% on an organic basis, and P&R declined (1)% on a reported basis and grew 3% on an organic basis.

Enovis also reported a second-quarter net loss of $1 million, or 0.2% of sales, and adjusted EBITDA of $104 million, or 17.9% of sales.

The Company reported a second-quarter 2026 net loss of $0.02 per share and adjusted net earnings per diluted share of $0.90.

“Our second-quarter results reflect a more focused organization and a portfolio that has been meaningfully reshaped over the past several years,” said Damien McDonald, Chief Executive Officer of Enovis. “Commercial execution is improving, our innovation pipeline continues to strengthen our competitive positioning, and our teams are demonstrating agility in navigating increasingly dynamic end markets.

We are encouraged by this progress but acknowledge there is more work ahead to deliver consistent durable growth, particularly as we anticipate a more dynamic macroeconomic environment in the second half. We remain focused on winning each day through continuous improvement, and disciplined execution.”

2026 Financial Outlook

Enovis reaffirmed financial expectations for 2026. Revenue is expected to be in a range of $2.31-2.37 billion, which incorporates 4-6% organic revenue growth. Adjusted EBITDA is expected to be in a range of $425-435 million. The guidance ranges for revenue and adjusted EBITDA are based on current exchange rates. Full-year adjusted earnings per share is expected to be in a range of $3.52 to $3.73. Full year free cash flow conversion is expected to be 25% or higher.

Conference call and Webcast

Investors can access the webcast via a link on the Enovis website, www.enovis.com. For those planning to participate on the call, please dial (800) 715-9871 (U.S. callers) and (646) 307-1963 (International callers) and use conference ID 6602355. A link to a replay of the call will also be available on the Enovis website later in the day.

About Enovis

Enovis™ (NYSE: ENOV) is a global medical technology innovator dedicated to improving lives by developing clinically differentiated solutions that enhance patient outcomes and restore motion for life. We partner with the brightest minds in health to advance care that is smarter, personalized, and more effective, while improving operational efficiency for surgeons and clinicians around the world. Enovis solutions impact the well-being of millions of patients wherever they are on their pathway to health. Discover more about Enovis at www.enovis.com.

Availability of Information on the Enovis Website

Investors and others should note that Enovis routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the Enovis Investor Relations website. While not all of the information that the Company posts to the Enovis Investor Relations website is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media and others interested in Enovis to review the information that it shares on ir.enovis.com.

Forward-Looking Statements

This press release includes forward-looking statements, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning Enovis’ plans, goals, objectives, outlook, expectations and intentions, and other statements that are not historical or current fact. Forward-looking statements are based on Enovis’ current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause Enovis’ results to differ materially from current expectations include, but are not limited to, risks related to Enovis’ integration of Lima; the impact of public health emergencies and global pandemics; disruptions in the global economy caused by escalating geopolitical tensions including in connection with the ongoing conflicts between Russia and Ukraine and in the Middle East; macroeconomic conditions, including the impact of inflationary pressures; changes in government trade policies, including the implementation of tariffs; the impact of a shutdown of the U.S. government or any future shutdowns; supply chain disruptions; increasing energy costs and availability concerns, particularly in the European market; other impacts on Enovis’ business and ability to execute business continuity plans; and the other factors detailed in Enovis’ reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including its most recent Annual Report on Form 10-K under the caption “Risk Factors,” as well as the other risks discussed in Enovis’ filings with the SEC. In addition, these statements are based on assumptions that are subject to change. This press release speaks only as of the date hereof. Enovis disclaims any duty to update the information herein.

Non-GAAP Financial Measures

Enovis has provided in this press release financial information that has not been prepared in accordance with accounting principles generally accepted in the United States of America (“non-GAAP”). These non-GAAP financial measures may include one or more of the following: adjusted net income from continuing operations (“Adjusted net income”), Adjusted net income per diluted share, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted gross profit, and Adjusted gross profit margin.

Adjusted net income and Adjusted net income per diluted share exclude net income attributable to noncontrolling interest from continuing operations, net of taxes; the effect of Loss from discontinued operations, net of taxes; restructuring charges; Medical Device Regulation (“MDR”) fees and other costs; strategic transaction costs; stock-based compensation; acquisition-related intangible asset amortization; strategic purchase of economic interest on future royalty payments; and property plant and equipment step-up depreciation; goodwill impairment charges; non-cash Other (income) expense, net; and include the tax effect of adjusted pre-tax income at applicable tax rates and other tax adjustments. Enovis also presents Adjusted net income margin, which is subject to the same adjustments as Adjusted net income.

Adjusted EBITDA represents Adjusted net income excluding all Other (income) expense, net; interest, taxes, and depreciation and other amortization. Enovis presents Adjusted EBITDA margin, which is subject to the same adjustments as Adjusted EBITDA.

Adjusted gross profit represents gross profit excluding depreciation step-up of acquired fixed assets and the impact of restructuring charges. Adjusted gross profit margin is subject to the same adjustments as Adjusted gross profit.

Organic sales growth calculates sales growth period over period, after excluding the impact of acquisitions, divestitures, and foreign exchange rate fluctuations.

Free cash flow represents cash flow from operating activities less purchases of property, plant and equipment net of proceeds from sale of certain properties. Free cash flow conversion represents free cash flow divided by adjusted net income.

These non-GAAP financial measures assist Enovis management in comparing its operating performance over time because certain items may obscure underlying business trends and make comparisons of long-term performance difficult, as they are of a nature and/or size that occur with inconsistent frequency or relate to discrete restructuring plans that are fundamentally different from the ongoing productivity improvements of the Company. Enovis management also believes that presenting these measures allows investors to view its performance using the same measures that the Company uses in evaluating its financial and business performance and trends. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of non-GAAP financial measures presented above to GAAP results has been provided in the financial tables included in this press release. Enovis does not provide reconciliations of adjusted EBITDA or adjusted earnings per share on a forward-looking basis to the closest GAAP financial measures, as such information is not available without unreasonable efforts on a forward-looking basis due to uncertainties regarding, and the potential variability of, reconciling items excluded from these measures. These items are uncertain, depend on various factors, and could have a material impact on GAAP reported results for the guidance period.

Kyle Rose
Vice President, Investor Relations
Enovis Corporation
+1-917-734-7450
investorrelations@enovis.com

Enovis Corporation
Condensed Consolidated Statements of Operations
Dollars in thousands, except per share data
(Unaudited)

	Three Months Ended		Six Months Ended
	July 3, 2026	July 4, 2025	July 3, 2026	July 4, 2025
Net sales	$582,782	$564,545	$1,171,933	$1,123,379
Cost of sales	223,533	229,848	447,199	456,453
Gross profit	359,249	334,697	724,734	666,926
Gross profit margin	61.6%	59.3%	61.8%	59.4%
Selling, general and administrative expense	263,730	267,074	546,540	536,093
Research and development expense	31,686	30,700	63,219	59,228
Amortization of acquired intangibles	41,561	42,962	83,465	84,774
Purchase of royalty interest	—	10,041	—	45,818
Restructuring charges	4,859	716	7,567	4,578
Operating income (loss)	17,413	(16,796)	23,943	(63,565)
Operating income (loss) margin	3.0%	(3.0)%	2.0%	(5.7)%
Interest expense, net	8,038	9,294	17,207	18,482
Other (income) expense, net	1,910	(436)	(1,363)	956
Income (loss) from continuing operations before income taxes	7,465	(25,654)	8,099	(83,003)
Income tax expense	8,501	10,801	17,546	9,032
Net loss from continuing operations	(1,036)	(36,455)	(9,447)	(92,035)
Loss from discontinued operations, net of taxes	—	(93)	(39)	(218)
Net loss	(1,036)	(36,548)	(9,486)	(92,253)
Net loss margin	(0.2)%	(6.5)%	(0.8)%	(8.2)%
Less: net income attributable to noncontrolling interest from continuing operations - net of taxes	154	191	468	452
Net loss attributable to Enovis Corporation	$(1,190)	$(36,739)	$(9,954)	$(92,705)
Net income (loss) per share - basic and diluted
Continuing operations	$(0.02)	$(0.64)	$(0.17)	$(1.62)
Consolidated operations	$(0.02)	$(0.64)	$(0.17)	$(1.62)

Enovis Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
Dollars in millions, except per share data
(Unaudited)

	Three Months Ended		Six Months Ended
	July 3, 2026	July 4, 2025	July 3, 2026	July 4, 2025
Adjusted Net Income and Adjusted Net Income Per Share
Net Loss (GAAP)	$(1.0)	$(36.5)	$(9.5)	$(92.3)
Net loss margin (GAAP)	(0.2)%	(6.5)%	(0.8)%	(8.2)%
Net income attributable to noncontrolling interest from continuing operations - net of taxes	(0.2)	(0.2)	(0.5)	(0.5)
Loss from discontinued operations, net of taxes	—	0.1	—	0.2
Net loss from continuing operations attributable to Enovis Corporation(1) (GAAP)	$(1.2)	$(36.6)	$(9.9)	$(92.5)
Restructuring charges - pretax(2)	4.9	0.9	7.6	4.8
MDR and other costs - pretax(3)	0.7	3.3	1.9	6.6
Amortization of acquired intangibles - pretax	41.6	43.0	83.5	84.8
PPE step-up depreciation - pretax(4)	0.7	0.6	1.3	1.2
Strategic transaction costs - pretax(5)	1.4	13.5	12.4	25.5
Purchase of royalty interest(6)	—	10.0	—	45.8
Stock-based compensation	8.9	8.7	17.7	16.1
Other (income) expense, net(7)	3.3	(0.4)	2.3	1.0
Tax adjustment(8)	(7.9)	(1.7)	(12.9)	(14.7)
Adjusted net income from continuing operations (non-GAAP)(9)	$52.2	$41.3	$103.8	$78.6
Adjusted net income margin from continuing operations(9)	9.0%	7.3%	8.9%	7.0%

Weighted-average shares outstanding - diluted (GAAP)	57,313	57,133	57,455	56,960
Net loss per share - diluted from continuing operations (GAAP)	$(0.02)	$(0.64)	$(0.17)	$(1.62)

Adjusted weighted-average shares outstanding - diluted (non-GAAP)	57,996	57,583	58,115	57,476
Adjusted net income per share - diluted from continuing operations (non-GAAP)(9)	$0.90	$0.72	$1.79	$1.37
__________

(1) Net income (loss) from continuing operations attributable to Enovis Corporation for the respective periods is calculated using Net income (loss) from continuing operations less net income attributable to noncontrolling interest from continuing operations - net of taxes.
(2) Restructuring charges reflect costs associated with the Company’s restructuring programs to reduce the structural costs of the Company. For further information, see Note 10, “Accrued Liabilities - Accrued Restructuring Liability” included in our Form 10-Q. Includes expenses of $0.2 million and $0.3 million classified as Cost of sales on the Company’s Condensed Consolidated Statements of Operations for the three and six months ended July 4, 2025, respectively. There were no similar charges for the three and six months ended July 3, 2026.
(3) MDR and other costs includes (i) $0.4 million and $1.2 million for the three and six months ended July 3, 2026 and $2.8 million and $5.4 million for the three and six months ended July 4, 2025, respectively, in non-recurring costs specific to updating our quality system, product labeling, asset write-offs and product remanufacturing to comply with the medical device reporting regulations and other requirements of the new medical device regulations in the European Union for devices which were introduced to the market prior to the regulation and (ii) $0.3 million and $0.7 million for the three and six months ended July 3, 2026 and $0.4 million and $1.1 million for the three and six months ended July 4, 2025, respectively, of expenses to resolve certain infrequent, non-recurring regulatory or other legal matters. These costs are classified as Selling, general and administrative expense on our Condensed Consolidated Statements of Operations.
(4) Includes $0.7 million and $1.3 million in PPE step-up depreciation in connection with acquired businesses for the three and six months ended July 3, 2026 and $0.6 million and $1.1 million for the three and six months ended July 4, 2025, respectively.
(5) Strategic transaction costs includes: (i) $4.7 million and $11.7 million for the three and six months ended July 3, 2026 and $7.8 million and $16.5 million for the three and six months ended July 4, 2025, respectively, related to non-recurring integration costs associated with the Lima Acquisition which includes (a) payroll and retention costs for roles eliminated in connection with the integration of our recent acquisition of Lima where a legal notice period was required prior to the employee’s separation from the Company, or integration-related daily activities not related to former roles performed by an employee during their legal notice period and prior to their separation from the Company. In each case, such costs relate solely to roles eliminated in connection with the integration of the Lima acquisition, and are non-recurring and not part of our normal business operations; (b) professional and consulting fees specifically incurred to consummate the acquisition and advise and facilitate on post-acquisition integration matters including legal entity consolidation, costs associated with rebranding and marketing acquired business under Enovis name, such as marketing materials, trade show redesign costs and product labeling; and (c) integration related costs associated with sales agent and distributor network rationalization, including contract termination and retention expenses, supply chain and portfolio integration, and quality management system consolidation, (ii) $(3.5) million and $0.3 million for the three and six months ended July 3, 2026 and $5.4 million and $8.2 million for the three and six months ended July 4, 2025, including a $5.7 million non-cash gain upon the reversal of a portion of a contingent consideration liability (See Note 11, “Financial Instruments and Fair Value Measurements” included in our Form 10-Q for additional information), partially offset by non-recurring (non-Lima) acquisition integration costs and other non-recurring project costs for global ERP rationalization and shared service center start-up, and (iii) $0.2 million and $0.4 million for the three and six months ended July 3, 2026 and $0.3 million and $0.8 million for the three and six months ended July 4, 2025, respectively, related to the Separation of our former fabrication technology business. These costs are classified as Selling, general and administrative expense on our Condensed Consolidated Statements of Operations.
(6) Purchase of royalty interest represents the one-time, up-front expense incurred by the Company to acquire the economic rights to future royalties under product development agreements in connection with the termination of such agreements as part of a strategic shift to a new product development model. The Company believes that excluding the impact of such expense enhances comparability between periods, provides investors with a clear and meaningful view of our underlying business trends and aligns with how management evaluates the ongoing business performance.
(7) Other (income) expense, net includes the fair value gain adjustment for non-designated cross currency swaps in 2026. Includes the final fair value loss adjustment for the Contingent Acquisition Shares issued in the first quarter of 2025.
(8) The effective tax rates used to calculate adjusted net income and adjusted net income per share were 23.9% and 22.6% for the three and six months ended July 3, 2026 and 23.1% and 23.1% for the three and six months ended July 4, 2025.
(9) In conjunction with our Form 10-Q filing for the three months ended April 3, 2026, we revised our definition of Adjusted Net Income and Adjusted Net Income Per Diluted Share to no longer adjust for inventory step-up charges. Adjusted Net Income in prior periods has been revised to reflect this change for consistency of presentation along with its impact on the effective tax rate which has been revised from 23.4%, as presented in our Form 8-K for the three and six months ended July 4, 2025, to 23.1%. Accordingly, Adjusted Net Income for the three and six months ended July 4, 2025 has been revised from $45.7 million and $91.9 million, or $0.79 and $1.60 per diluted share, respectively, as presented in our Form 8-K for the ended July 4, 2025, to $41.3 million and $78.6 million, or $0.90 and $1.79 per diluted share, respectively, reflecting the removal of a $6.0 million and $18.1 million adjustment for inventory step-up in connection with acquired businesses, resulting in a corresponding reduction to Adjusted net income margin from continuing operations for the three and six months ended July 4, 2025 from 8.1% and 8.2%, as presented in our Form 8-K for the period ended July 4, 2025, to 7.3% and 7.0%, respectively.

Enovis Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
Dollars in millions
(Unaudited)

	Three Months Ended		Six Months Ended
	July 3, 2026	July 4, 2025	July 3, 2026	July 4, 2025
	(Dollars in millions)
Net loss (GAAP)	$(1.0)	$(36.5)	$(9.5)	$(92.3)
Net loss margin (GAAP)	(0.2)%	(6.5)%	(0.8)%	(8.2)%
Loss from discontinued operations, net of taxes	—	0.1	—	0.2
Income tax expense	8.5	10.8	17.5	9.0
Other (income) expense, net	1.9	(0.4)	(1.4)	1.0
Interest expense, net	8.0	9.3	17.2	18.5
Operating income (loss) (GAAP)	$17.4	$(16.8)	$23.9	$(63.6)
Adjusted to add:
Restructuring charges(1)	4.9	0.9	7.6	4.8
MDR and other costs(2)	0.7	3.3	1.9	6.6
Strategic transaction costs(3)	1.4	13.5	12.4	25.5
Stock-based compensation	8.9	8.7	17.7	16.1
Depreciation and other amortization	29.5	28.6	60.9	58.3
Amortization of acquired intangibles	41.6	43.0	83.5	84.8
Purchase of royalty interest(4)	—	10.0	—	45.8
Adjusted EBITDA (non-GAAP)(5)	$104.3	$91.2	$207.9	$178.2
Adjusted EBITDA margin (non-GAAP)(5)	17.9%	16.2%	17.7%	15.9%
__________
(1) Restructuring charges reflect costs associated with the Company’s restructuring programs to reduce the structural costs of the Company. For further information, see Note 10, “Accrued Liabilities - Accrued Restructuring Liability” included in our Form 10-Q. Includes expenses of $0.2 million and $0.3 million classified as Cost of sales on the Company’s Condensed Consolidated Statements of Operations for the three and six months ended July 4, 2025, respectively. There were no similar charges for the three and six months ended July 3, 2026.
(2) MDR and other costs includes (i) $0.4 million and $1.2 million for the three and six months ended July 3, 2026 and $2.8 million and $5.4 million for the three and six months ended July 4, 2025, respectively, in non-recurring costs specific to updating our quality system, product labeling, asset write-offs and product remanufacturing to comply with the medical device reporting regulations and other requirements of the new medical device regulations in the European Union for devices which were introduced to the market prior to the regulation and (ii) $0.3 million and $0.7 million for the three and six months ended July 3, 2026 and $0.4 million and $1.1 million for the three and six months ended July 4, 2025, respectively, of expenses to resolve certain infrequent, non-recurring regulatory or other legal matters. These costs are classified as Selling, general and administrative expense on our Condensed Consolidated Statements of Operations.
(3) Strategic transaction costs includes: (i) $4.7 million and $11.7 million for the three and six months ended July 3, 2026 and $7.8 million and $16.5 million for the three and six months ended July 4, 2025, respectively, related to non-recurring integration costs associated with the Lima Acquisition which includes (a) payroll and retention costs for roles eliminated in connection with the integration of our recent acquisition of Lima where a legal notice period was required prior to the employee’s separation from the Company, or integration-related daily activities not related to former roles performed by an employee during their legal notice period and prior to their separation from the Company. In each case, such costs relate solely to roles eliminated in connection with the integration of the Lima acquisition, and are non-recurring and not part of our normal business operations; (b) professional and consulting fees specifically incurred to consummate the acquisition and advise and facilitate on post-acquisition integration matters including legal entity consolidation, costs associated with rebranding and marketing acquired business under Enovis name, such as marketing materials, trade show redesign costs and product labeling; and (c) integration related costs associated with sales agent and distributor network rationalization, including contract termination and retention expenses, supply chain and portfolio integration, and quality management system consolidation, (ii) $(3.5) million and $0.3 million for the three and six months ended July 3, 2026 and $5.4 million and $8.2 million for the three and six months ended July 4, 2025, including a $5.7 million non-cash gain upon the reversal of a portion of a contingent consideration liability (See Note 11, “Financial Instruments and Fair Value Measurements” included in our Form 10-Q for additional information), partially offset by non-recurring (non-Lima) acquisition integration costs and other non-recurring project costs for global ERP rationalization and shared service center start-up, and (iii) $0.2 million and $0.4 million for the three and six months ended July 3, 2026 and $0.3 million and $0.8 million for the three and six months ended July 4, 2025, respectively, related to the Separation of our former fabrication technology business. These costs are classified as Selling, general and administrative expense on our Condensed Consolidated Statements of Operations.
(4) Purchase of royalty interest represents the one-time, up-front expense incurred by the Company to acquire the economic rights to future royalties under product development agreements in connection with the termination of such agreements as part of a strategic shift to a new product development model. The Company believes that excluding the impact of such expense enhances comparability between periods, provides investors with a clear and meaningful view of our underlying business trends and aligns with how management evaluates the ongoing business performance.

(5) In conjunction with our Form 10-Q filing for the three months ended April 3, 2026, we revised our definition of Adjusted EBITDA to no longer adjust for inventory step-up charges. Adjusted EBITDA in prior periods has been revised to reflect this change for consistency of presentation. Accordingly, Adjusted EBITDA for the three and six months ended July 4, 2025 has been revised from $97.2 million and $196.3 million, as presented in our Form 10-Q for the period ended July 4, 2025, to $91.2 million and $178.2 million, respectively, reflecting the removal of a $6.0 million and $18.1 million adjustment for inventory step-up in connection with acquired businesses resulting in a corresponding reduction to Adjusted EBITDA margin for the three and six months ended July 4, 2025 from 17.2% and 17.5%, as presented in our Form 10-Q for the period ended July 4, 2025, to 16.2% and 15.9%, respectively.

Enovis Corporation
Reconciliation of Gross Margin (GAAP) to Adjusted Gross Margin (non-GAAP)
Dollars in millions
(Unaudited)

	Three Months Ended		Six Months Ended
	July 3, 2026	July 4, 2025	July 3, 2026	July 4, 2025
Net sales	$582.8	$564.5	$1,171.9	$1,123.4
Gross profit	$359.2	$334.7	$724.7	$666.9
Gross profit margin (GAAP)	61.6%	59.3%	61.8%	59.4%

Gross profit (GAAP)	$359.2	$334.7	$724.7	$666.9
PPE step-up depreciation	0.6	0.6	1.1	1.1
Restructuring charges	—	0.2	—	0.3
Adjusted gross profit (Non-GAAP)(1)	$359.8	$335.5	$725.9	$668.3
Adjusted gross profit margin (Non-GAAP)(1)	61.7%	59.4%	61.9%	59.5%
__________
(1) In conjunction with our Form 10-Q filing for the three months ended April 3, 2026, we revised our definition of Adjusted gross profit to no longer adjust for inventory step-up charges. Adjusted gross profit in prior periods has been revised to reflect this change for consistency of presentation. Accordingly, Adjusted gross profit for the three and six months ended July 4, 2025 has been revised from $341.5 million and $686.4 million, respectively, as presented in our Form 8-K for the period ended July 4, 2025, to $335.5 million and $668.3 million, respectively, reflecting the removal of a $6.0 million and $18.1 million, respectively, adjustment for inventory step-up in connection with acquired businesses, resulting in a corresponding reduction to Adjusted gross profit margin for the three and six months ended July 4, 2025 from 60.5% and 61.1%, respectively, as presented in our Form 8-K for the period ended July 4, 2025, to 59.4% and 59.5%, respectively.

Enovis Corporation
Condensed Consolidated Balance Sheets
Dollars in thousands, except share amounts
(Unaudited)

	July 3, 2026	December 31, 2025
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$12,563	$36,389
Trade receivables, less allowance for credit losses of $28,184 and $25,609	441,846	442,786
Inventories, net	601,660	584,379
Prepaid expenses	48,505	42,283
Other current assets	110,116	101,222
Current portion of assets held for sale	—	—
Total current assets	1,214,690	1,207,059
Property, plant and equipment, net	527,534	507,063
Goodwill	709,853	718,299
Intangible assets, net	1,150,319	1,236,713
Lease asset - right of use	74,836	72,256
Other assets	88,894	93,347
Total assets	$3,766,126	$3,834,737

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$37,388	$35,000
Accounts payable	194,472	187,531
Accrued liabilities	380,191	375,943
Current portion of liabilities held for sale	—	—
Total current liabilities	612,051	598,474
Long-term debt, less current portion	1,247,120	1,261,793
Non-current lease liability	59,160	58,000
Other liabilities	368,630	424,568
Total liabilities	2,286,961	2,342,835
Equity:
Common stock, $0.001 par value; 133,333,333 shares authorized; 57,665,074 and 57,194,781 shares issued and outstanding as of July 3, 2026 and December 31, 2025, respectively	58	57
Additional paid-in capital	3,065,667	3,048,414
Accumulated deficit	(1,477,417)	(1,467,463)
Accumulated other comprehensive loss	(111,241)	(91,363)
Total Enovis Corporation equity	1,477,067	1,489,645
Noncontrolling interest	2,098	2,257
Total equity	1,479,165	1,491,902
Total liabilities and equity	$3,766,126	$3,834,737

Enovis Corporation
Condensed Consolidated Statements of Cash Flows
Dollars in thousands
(Unaudited)

	Six Months Ended
	July 3, 2026	July 4, 2025

Cash flows from operating activities:
Net loss	$(9,486)	$(92,253)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	144,381	142,986
Stock-based compensation expense	17,718	16,075
Non-cash interest expense	3,506	3,203
Fair value loss on contingent acquisition shares	—	1,787
Deferred income tax benefit	(42,200)	(3,673)
Loss on sale of property, plant and equipment	768	848
Changes in operating assets and liabilities:
Trade receivables, net	(3,263)	(20,824)
Inventories, net	(21,742)	(57,282)
Accounts payable	4,980	23,161
Other operating assets and liabilities	4,321	32,145
Net cash provided by operating activities	98,983	46,173
Cash flows from investing activities:
Purchases of property, plant and equipment and intangibles	(96,699)	(87,631)
Payments for acquisitions, net of cash received, and investments	(1,407)	(24,290)
Cash received upon settlement of derivatives	—	1,601
Net cash used in investing activities	(98,106)	(110,320)
Cash flows from financing activities:
Repayments of borrowings under term credit facility	(17,500)	(10,000)
Proceeds from borrowings on revolving credit facilities and other	104,388	127,000
Repayments of borrowings on revolving credit facilities and other	(101,897)	(54,995)
Payments of tax withholding for stock-based awards	(1,473)	(3,447)
Proceeds from issuance of common stock, net	1,008	1,129
Deferred consideration payments and other	(9,068)	(2,265)
Net cash provided by (used in) financing activities	(24,542)	57,422
Effect of foreign exchange rates on Cash and cash equivalents	(161)	2,632
Decrease in Cash and cash equivalents	(23,826)	(4,093)
Cash and cash equivalents, beginning of period	36,389	48,167
Cash and cash equivalents, end of period	$12,563	$44,074

Enovis Corporation
GAAP Net Sales and Growth Rate Summary - QTD
Dollars in millions
(Unaudited)

	Three Months Ended
	July 3, 2026	July 4, 2025	Growth Rate	Constant Currency Growth Rate (1)	Organic Growth Rate (2)
	(In millions)
Prevention & Recovery:
U.S. Bracing & Support	$127.6	$120.9	5.6%	5.6%	5.6%
U.S. Other P&R	59.6	70.8	(15.8)%	(15.8)%	4.6%
International P&R	101.0	98.9	2.1%	—%	—%
Total Prevention & Recovery	288.2	290.6	(0.8)%	(1.5)%	3.5%

Reconstructive:
U.S. Reconstructive	137.8	129.5	6.4%	6.4%	6.4%
International Reconstructive	156.7	144.5	8.5%	6.2%	6.2%
Total Reconstructive	294.5	274.0	7.5%	6.3%	6.3%

Total	$582.8	$564.5	3.2%	2.3%	4.8%
(1) Constant currency growth rate represents sales growth excluding the impact of foreign exchange rate fluctuations based on prior year sales valued at the current period foreign currency rates.
(2) Excludes the impact of foreign exchange rate fluctuations and acquisitions/divestitures, thus providing a measure of change due to factors such as price, product mix and volume.

Enovis Corporation
GAAP Net Sales and Growth Rate Summary - YTD
Dollars in millions
(Unaudited)

	Six Months Ended
	July 3, 2026	July 4, 2025	Growth Rate	Constant Currency Growth Rate (1)	Organic Growth Rate (2)
	(In millions)
Prevention & Recovery:
U.S. Bracing & Support	$242.5	$235.9	2.8%	2.8%	2.8%
U.S. Other P&R	115.5	137.4	(16.0)%	(16.0)%	3.8%
International P&R	202.3	189.8	6.6%	1.1%	0.5%
Total Prevention & Recovery	560.3	563.2	(0.5)%	(2.3)%	2.2%

Reconstructive:
U.S. Reconstructive	287.0	267.4	7.4%	7.4%	7.4%
International Reconstructive	324.6	292.9	10.9%	4.5%	4.5%
Total Reconstructive	611.7	560.2	9.2%	5.9%	5.9%

Total	$1,171.9	$1,123.4	4.3%	1.8%	4.1%
(1) Constant currency growth rate represents sales growth excluding the impact of foreign exchange rate fluctuations based on prior year sales valued at the current period foreign currency rates.
(2) Excludes the impact of foreign exchange rate fluctuations and acquisitions/divestitures, thus providing a measure of change due to factors such as price, product mix and volume.

Enovis Corporation
Change in Net Sales
Dollars in millions
(Unaudited)

	Net Sales
	Prevention and Recovery		Reconstructive		Total Enovis
	$	Change %	$	Change %	$	Change %

For the three months ended July 4, 2025	$290.6		$274.0		$564.5
Components of Change:
Existing Businesses(1)	10.1	3.5%	17.2	6.3%	27.3	4.8%
Acquisitions(2)	—	—%	—	—%	—	—%
Divestitures(3)	(14.4)	(5.0)%	—	—%	(14.4)	(2.6)%
Foreign Currency Translation(4)	2.1	0.7%	3.3	1.2%	5.4	1.0%
	(2.2)	(0.8)%	20.5	7.5%	18.3	3.2%
For the three months ended July 3, 2026	$288.2		$294.5		$582.8
(1) Excludes the impact of foreign exchange rate fluctuations and acquisitions/divestitures, thus providing a measure of change due to factors such as price, product mix and volume.
(2) Represents the incremental sales as a result of acquisitions of businesses for twelve months from the acquisition date. Excludes (i) acquisitions of former distribution partners as such transactions primarily represent a shift from a third-party distribution model to a direct sales model, and (ii) acquisitions of intellectual property as such transactions involve the purchase of technologies that have not been commercialized.
(3) Represents the decrease in sales as a result of divestitures of businesses for twelve months from the divestiture date.
(4) Represents the difference between prior year sales valued at the actual prior year foreign exchange rates and prior year sales valued at current year foreign exchange rates.

	Net Sales
	Prevention and Recovery		Reconstructive		Total Enovis
	$	Change %	$	Change %	$	Change %

For the six months ended July 4, 2025	$563.2		$560.2		$1,123.4
Components of Change:
Existing Businesses(1)	12.6	2.2%	33.0	5.9%	45.6	4.1%
Acquisitions(2)	1.3	0.2%	—	—%	1.3	0.1%
Divestitures(3)	(27.2)	(4.8)%	—	—%	(27.2)	(2.4)%
Foreign Currency Translation(4)	10.3	1.8%	18.5	3.3%	28.8	2.6%
	(3.0)	(0.5)%	51.5	9.2%	48.5	4.3%
For the six months ended July 3, 2026	$560.3		$611.7		$1,171.9
(1) Excludes the impact of foreign exchange rate fluctuations and acquisitions, thus providing a measure of change due to factors such as price, product mix and volume.
(2) Represents the incremental sales as a result of acquisitions of businesses for twelve months from the acquisition date. Excludes (i) acquisitions of former distribution partners as such transactions primarily represent a shift from a third-party distribution model to a direct sales model, and (ii) acquisitions of intellectual property as such transactions involve the purchase of technologies that have not been commercialized.
(3) Represents the decrease in sales as a result of divestitures of businesses for twelve months from the divestiture date.
(4) Represents the difference between prior year sales valued at the actual prior year foreign exchange rates and prior year sales valued at current year foreign exchange rates.